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                                                            Exhibit 6(d)

                         ASSIGNMENT AND ASSUMPTION AGREEMENT

    THIS ASSIGNMENT and ASSUMPTION AGREEMENT, effective the 30th day of September 1997, by Greenbriar Corporation, a Nevada corporation (herein, called "Assignor"), Residential Healthcare Properties, Inc., a Nevada corporation (herein, called "Assignee"), and as consented to by James R. Gilley (herein called "Employee");

                                W I T N E S S E T H:

    FOR VALUE RECEIVED, Assignor, hereby grants, transfers and assigns to Assignee all interests of Assignor in and relating to that employment contract dated ______ (hereinafter called the "Employment Contract"), and herewith Assignee hereby assumes all of Assignors obligations to Employee, except for those grants of stock to be granted to Employee on December 31, 1997, 1998 and 1999 (the "Stock Grants"). Assignor agrees to execute such further documents as Assignee or Employee may reasonably require to evidence this assignment and assumption.

    Employee consents to the transfer of the Employment Contract and waives any right to accelerate performance by Assignor by reason of the transfer.
It is agreed that this waiver is made solely for the benefit of the Assignee, and shall not constitute a waiver by Employee of any rights under the Employment Contract.

    Assignor and Employee hereby release each other from any continuing obligation under the Employment Contract, except for the Stock Grants. Assignee and Employee are now hereby bound by the Employment Contract, except that Employee's compensation has been reduced by $460,000 from the period of October 1, 1997 through September 30, 1998.

    IN WITNESS WHEREOF, the parties have executed this instrument the day and year first above written.

                                  ASSIGNOR:

                                  Greenbriar Corporation

                                  ________________________
                                  Floyd Rhoades
                                  President


                                  ASSIGNEE:

                                  Residential Healthcare
                                  Properties, Inc.

                                  ___________________________
                                  Mark E. Bennett
                                  Executive Vice-President


                                  EMPLOYEE:

                                  ___________________________
                                  James R. Gilley